EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                 Three months ended             Nine months ended
                                                                  September 30,                  September 30,
                                                             ------------------------     ----------------------------
                                                                   2001      2000                2001       2000
                                                             ------------------------     -----------------------------

  Basic:
      Average shares outstanding..........................        18,922         19,138         18,835         19,103
                                                            ============   ============   ============   ============

     Loss before cumulative effect of change in
         accounting principle............................   $   (53,626)   $    (9,100)   $   (60,963)   $    (7,038)
     Cumulative effect of change in accounting for
         outsourcing services, net of taxes...............           --              --            --         (4,862)
                                                            ------------   ------------   ------------   ------------
     Net loss.............................................  $   (53,626)   $    (9,100)   $   (60,963)   $   (11,900)
                                                            ============   ============   ============   ============

     Loss per share:
     Loss before cumulative effect of change in
        Accounting principle.............................   $     (2.83)   $     (0.48)   $     (3.24)   $     (0.37)
     Cumulative effect of change in accounting for
        Outsourcing services, net of taxes...............            --             --             --          (0.25)
                                                           ------------   ------------   ------------   ------------
     Net loss per basic share ............................  $     (2.83)   $     (0.48)   $     (3.24)   $     (0.62)
                                                           ============   ============   ============   ============

Diluted:

      Average shares outstanding..........................       18,922         19,138         18,835         19,103

      Net effect of dilutive stock options based on the
        Treasury stock method ............................           --             --             --             --
                                                           ------------   ------------   ------------   ------------
      Total...............................................       18,922         19,138         18,835         19,103
                                                           =============  ============   ============   ============
      Loss before cumulative effect of change in
         accounting principle............................   $  (53,626)    $   (9,100)    $  (60,963)    $   (7,038)
      Cumulative effect of change in accounting for
         outsourcing services, net of taxes...............           --             --             --        (4,862)
                                                           ------------   ------------   ------------   ------------
      Net loss...........................................   $  (53,626)    $   (9,100)    $  (60,963)    $  (11,900)
                                                           ============   ============   ============   ============
     Loss per share:
     Loss before cumulative effect of change in
        accounting principle.............................   $    (2.83)    $    (0.48)    $    (3.24)    $    (0.37)
     Cumulative effect of change in accounting for
        outsourcing services, net of taxes...............            --             --             --         (0.25)
                                                           ------------   ------------   ------------   ------------
     Net loss per diluted share..........................   $    (2.83)    $    (0.48)    $    (3.24)    $    (0.62)
                                                           ============   ============   ============   ============

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